FORM OF
WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Warrant Exchange Agreement”) is dated as of February __, 2009 between North American Minerals Group Inc., an Alberta (Canada) corporation (the “Company”) and _________________ (the “Holder”).

WHEREAS, the Company issued CDN $_______ of units (“Unit”) consisting of one common share, without par value (“Common Share”) in the capital of the Company and one-half common share purchase warrant having an exercise price of CDN $0.35 per share, subject to adjustment, and an expiration date of twelve (12) months from issuance (“Original Warrant”) for a subscription price of CDN $0.25 per Unit to the Holder on September 2, 2008 pursuant to a private placement offering (the “Private Placement”);

WHEREAS, in order to protect the Holder against the potential for substantial dilution that may result from the proposed public offering of the Corporation’s Common Shares to be registered pursuant to its registration statement on Form F-1 with the U.S. Securities and Exchange Commission, the Company has determined it is in its best interest to offer to such Holder the ability to exchange each Original Warrant for one (1) new common stock purchase warrant having an exercise price of USD $0.30, subject to adjustment, and an expiration date of twenty-four (24) months from the date of issuance (the “Exchange Warrant”) through a private placement (the “Exchange Offer”);

WHEREAS, the Exchange Offer by the Company shall be made pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in addition to Regulation D or Regulation S each promulgated under the Securities Act; and

WHEREAS, The Company is making the Exchange Offer to the Holder upon the terms and conditions herein.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.           Holder shall exchange all Original Warrants that were issued and delivered to Holder and shall relinquish Holder’s right, title and interest in all Original Warrants (regardless of whether or not such Original Warrants were actually received by Holder) on the basis of one (1) Original Warrant per Unit for one (1) Exchange Warrant.

2.           The undersigned Holder hereby represents and warrants that:

a.           Holder acknowledges and agrees to the terms and conditions of the Exchange Offer as provided for herein;

b.           Holder reaffirms the representations, warranties and acknowledgments originally made in Section 9 of the Terms and Conditions of Subscription For Units of North American Minerals Group Inc. (together with the facing page thereon and the Accredited Investor Status Certificate on Schedule “A”, the “Subscription Agreement”) with respect to the Exchange Warrants and to the extent consistent with U.S. federal and state securities laws, as of the date hereof, which representations, warranties and acknowledgments are incorporated by reference herein;

c.           ☐ by checking the box to the left, the Holder is an “Accredited Investor” as  defined in Rule 501(a) of Regulation D, promulgated under the Securities Act (a copy of which definition is attached hereto as Appendix “A”) as of the date hereof; and

d.           Holder has not exercised, assigned, pledged or hypothecated its Original Warrants (or the Common Shares underlying such Original Warrants (“Warrant Shares”)), in part or in whole, and hereby grants the Company the power of attorney to cancel all of the Holder’s Original Warrants and underlying Warrant Shares on the books and records of the Company or by the Company’s transfer agent, as applicable:

(i)           Upon the Company’s receipt of the fully executed and completed Warrant Exchange Agreement and the surrender by the Holder of all of its Original Warrants; or

(ii)           in the event that the Holder never received some or all of its Original Warrants, then upon the Company’s receipt of this fully executed and completed Warrant Exchange Agreement along with only those Original Warrants that the Holder actually received; provided, however, that the Holder’s execution and delivery of this Warrant Exchange Agreement without the surrender of Original Warrants by the Holder shall constitute (x) a representation by the Holder that it never received such Original Warrants and has not at any time been in possession of such Original Warrants; (y) an agreement that Holder hereby relinquishes all of its right, title and interest in and to such Original Warrants and the underlying Warrant Shares; and (z) an agreement that if such Original Warrants or Warrant Shares are ever subsequently delivered or come into Holder’s possession or control or into the possession or control of Holder’s agents, representatives, successors or assigns, such Original Warrants or Warrant Shares shall be declared null and void and surrendered promptly to the Company or its stock transfer agents, if any, to be cancelled.

3.           This Exchange Offer shall only remain open for twenty (20) business days from when it is received by the Holder.  If you are in agreement with the foregoing Exchange Offer, please execute and return this Warrant Exchange Agreement along with the Original Warrants (if applicable) by express mail to North American Minerals Group Inc., 1600, 1800 — 4th Street S.W. Calgary, Alberta, Canada at your earliest convenience.  If you have any additional questions, please contact Peter Leger, CEO at (p) (888) 422-1122.

4.           Upon receipt, we will cancel your Original Warrants (and, in the event you never received some or all of your Original Warrants, will terminate any rights you may have had to receive such Original Warrants) and issue the corresponding Exchange Warrants in your name on the Company’s official warrant register or with our transfer agent, as applicable, and will send the original Exchange Warrants to you via express mail postmarked to your mailing address in the Company’s books and records.

5.           The Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, its successors and assigns, and any person now or hereafter acting as the Company’s transfer agent or acting in any similar capacity, from and against any and all liability, loss, damage and expense in connection with, or arising out of such person’s actions in accordance with the terms of this Warrant Exchange Agreement.

6.           Miscellaneous.

a.           This Warrant Exchange Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

b.           Each Holder hereby submits to the exclusive jurisdiction of the federal or state courts of the State of New York located in New York County, New York with respect to any action or legal proceeding commenced in connection with this Warrant Exchange Agreement.  Holder irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or legal proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or legal proceeding.

c.           This Warrant Exchange Agreement constitutes the entire agreement between the parties, superseding any prior agreements or understandings between them, and shall be binding upon the Holder and Holder’s permitted assigns and shall inure to the benefit of the Company and its successors and assigns.

d.           This Warrant Exchange Agreement may not be modified in any manner unless in writing and signed by the party against whom enforcement thereof is sought.  No waiver of any breach or condition of this Warrant Exchange Agreement shall be deemed to be a waiver of any subsequent breach or condition of a like or different nature.

e.           This Warrant Exchange Agreement may be executed in several counterparts, including by way of facsimile or electronic transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

f.           This Warrant Exchange Agreement and the Exchange Offer are confidential and  personal to each Holder and do not constitute an Exchange Offer to any other person.  The Holder agrees not to disclose the terms and conditions or existance of this Warrant Exchange Agreement to anyone, other than his or her professional advisors on a confidential basis.

g.           In the event of any conflicts between the terms of this Warrant Exchange Agreement and the Subscription Agreement, the terms of this Warrant Exchange Agreement shall govern.

h.           The invalidity or unenforceability of any provision of this Warrant Exchange Agreement shall not affect the validity or enforceability of any other provision hereof.

[SIGNATURE PAGE TO FOLLOW]

In Witness Whereof, this Warrant Exchange Agreement is accepted, as of the date indicated above.

HOLDER	NORTH AMERICAN MINERALS GROUP INC.

By:
Signature of Holder	Its:

Print Name

Number of Original Warrants

Appendix “A”

Definition of “Accredited Investor” under Regulation D

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.